EXHIBIT 35.1

                      ANNUAL MASTER SERVICER'S CERTIFICATE

                      GE DEALER FLOORPLAN MASTER NOTE TRUST

      The undersigned, a duly authorized officer of General Electric Capital Corporation ("GECC"), as the master servicer (the "Master Servicer"), pursuant to the Amended and Restated Servicing Agreement dated as of June 30, 2006 (as may be further amended and supplemented from time to time, the "Agreement"), between GECC and GE Dealer Floorplan Master Note Trust ("Trust"), does hereby certify that:

      1. GECC is, as of the date hereof, Master Servicer under the Agreement.

      2. The undersigned is an authorized officer who is duly authorized pursuant to the Agreement to execute and deliver this certificate to the Trust.

      3. A review of the activities of Master Servicer during the fiscal year ended December 31, 2006 (the "reporting period"), and of its performance under the Agreement, has been made under my supervision.

      4. To the best of my knowledge, based on such review, Master Servicer has fulfilled all of its obligations under the Agreement in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as follows:
The Form 10-K applicable to GE Dealer Floorplan Master Note Trust for the fiscal year ended December 31, 2005 was not filed within 90 days after the end of the applicable fiscal year, as required by General Instruction A.(2)(c) to Form
10-K. Instead, such Form 10-K was filed on May 19, 2006.
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      IN WITNESS WHEREOF, the undersigned has duly executed this certificate the date first above written.

                                                  /s/ Margaret Fritz
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                                                  Name: Margaret S. Fritz,
                                                       -------------------------
                                                  Title: Capital Markets Leader
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